                                                                 EXHIBIT (h)(25)

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC,

                       AELTUS INVESTMENT MANAGEMENT, INC.
                                       AND
                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

                                        GUARANTEE                                 MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                          MATURITY DATE                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
-----------------------------        ----------------            ----------------------------------------------------------------
                                                                 Class A           Class B             Class C            Class Q
                                                                 -------           -------             -------            -------
ING Principal Protection Fund        October 11, 2006             1.75%             2.50%               2.50%               1.75%
ING Principal Protection Fund II     January 31, 2007             1.75%             2.50%               2.50%               1.75%
ING Principal Protection Fund III    June 5, 2007                 1.75%             2.50%               2.50%               1.75%
ING Principal Protection Fund IV     October 8, 2007              1.75%             2.50%               2.50%               1.75%
ING Principal Protection Fund V      January 22, 2008             1.75%             2.50%               2.50%               1.75%
ING Principal Protection Fund VI**   April 22, 2008               1.75%             2.50%               2.50%               1.75%

                                                                           ----
                                                                             HE

Approved by the Board of Trustees on May 9, 2001 for ING Principal Protection Fund; on November 2, 2001 for ING Principal Protection Fund II; on February 26, 2002 for ING Principal Protection Fund III; on May 24, 2002 for ING Principal Protection Fund IV; on August 20, 2002 for ING Principal Protection Fund V; and on November 22, 2002 for ING Principal Protection Fund VI.

----------
* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in paragraph 4 and 5.4.

**

** This Amended Schedule A will be effective with respect to this Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of November 22, 2002.


ING INVESTMENTS, LLC


_____________________________________________
Name:   Michael J. Roland
Title:  Executive Vice President


AELTUS INVESTMENT MANAGEMENT, INC.


_____________________________________________
Name: _______________________________________
Title: ______________________________________


ING EQUITY TRUST


_____________________________________________
Name:  Robert S. Naka
Title: Senior Vice President